Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide

407.206.6149

jeff.hansen@mvwc.com

Ed Kinney / Jacqueline V. Ader-Grob

Corporate Communications

Marriott Vacations Worldwide

407.206.6278 / 407.513.6950

ed.kinney@mvwc.com

jacqueline.ader-grob@mvwc.com

Marriott Vacations Worldwide Corporation Announces Fourth Quarter 2011 Earnings

Release and Conference Call Schedule and Provides 2012 Outlook

ORLANDO, Fla. – February 8, 2012 — Marriott Vacations Worldwide Corporation (NYSE: VAC) will report fourth quarter and full year 2011 financial results before the market opens on March 15, 2012. A conference call is scheduled to follow at 10:00 a.m. ET to discuss the Company’s results as well as the outlook for 2012. In advance of that call, Marriott Vacations Worldwide is announcing today that it expects 2012 adjusted EBITDA to be within the range of $115 million to $125 million. Definitions of EBITDA and adjusted EBITDA, which are non-GAAP financial measures, and a reconciliation to GAAP net income within the range of $37 million to $43 million, are included below.

Participants may access the call by dialing (877) 941-0844 or (480) 629-9835 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4512595. The webcast will also be available on the Company’s website for 90 days following the call.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is the leading global pure-play vacation ownership company. Since entering the industry in 1984, Marriott International, Inc. earned its position as a leader and innovator in vacation ownership products. In late 2011, Marriott Vacations Worldwide was established as a separate, public company focusing primarily on vacation ownership experiences. The new company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 400,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Corporation Announces Fourth Quarter 2011 Earnings

Release and Conference Call Schedule and Provides 2012 Outlook \ 2

Note on forward-looking statements

This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, estimates and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other risk factors that Marriott Vacations Worldwide identified in the “Risk Factors” section contained in the Information Statement filed as an exhibit to our registration statement on Form 10, as amended, filed with the Securities and Exchange Commission. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 8, 2012. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Non-GAAP Financial Measure Reconciliation

EBITDA and Adjusted EBTIDA

(in millions)

Non-GAAP Financial Measures

In this press release we report certain financial measures that are not prescribed or authorized by U.S. generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the table below reconciles the most directly comparable GAAP measures to the non-GAAP measures (identified by a “†” symbol). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA

EBITDA, a financial measure which is not prescribed or authorized by GAAP, reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing

Marriott Vacations Worldwide Corporation Announces Fourth Quarter 2011 Earnings

Release and Conference Call Schedule and Provides 2012 Outlook \ 3

abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of performance. Our Adjusted EBITDA excludes the impact of our impairment charges and includes the impact of interest expense associated with the debt from our notes receivable warehouse facility and from the securitization of our notes receivable in the term asset-backed securities market, which we together refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA since the debt is secured by notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us or to our business. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges and to measure our ability to service our non-securitized debt. EBITDA and Adjusted EBITDA also facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting Adjusted EBITDA’s usefulness as a comparative measure. The table below shows our EBITDA and Adjusted EBITDA calculations and reconciles those measures with Net Income.

	2012 Range
Net Income	$37	$43
Interest Expense	63	62
Tax Provision	30	34
Depreciation and Amortization	31	31

EBITDA†	161	170
Consumer Financing Interest Expense	(46)	(45)

Adjusted EBITDA†	$115	$125

†	Denotes non-GAAP financial measures.